CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the DWS Dreman Small Cap Value Fund (formerly Scudder-Dreman Small Cap Value Fund) Class A, Class B, Class C, Class S, and Institutional Class Shares, the DWS Dreman High Return Equity Fund (formerly Scudder-Dreman High Return Equity Fund) Class A, Class B, Class C, Class R, Class S, and Institutional Class Shares, the DWS Dreman Mid Cap Value Fund (formerly
Scudder-Dreman Mid Cap Value Fund) Class A, Class B, Class C, Class S, and Institutional Class Shares, and the DWS Dreman Concentrated Value Fund (formerly Scudder-Dreman Concentrated Value Fund) Class A, Class B, Class C, and
Institutional Class Shares (collectively the "Funds") Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Funds' Statements of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 53 to the Registration Statement (Form N-1A, No. 33-18477) of our report dated January 29, 2007, on the financial statements and financial highlights of the DWS-Dreman Small Cap Value Fund, and our report dated January 24, 2007, on the financial statements and financial highlights of the DWS-Dreman High Return Equity Fund, DWS-Dreman Mid Cap Value Fund, and DWS-Dreman Concentrated Value Fund, included in the Funds' Annual Reports dated November 30, 2006.


                                                     /s/ERNST & YOUNG LLP


Boston, Massachusetts
February 26, 2007